UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

DIGITILITI, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-53235	26-1408538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

266 EAST 7TH STREET, 4TH FLOOR SAINT PAUL, MINNESOTA	55101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 925-3200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Roy Bauer, chairman of the board of Digitiliti Inc. resigned effective April 21,2011. Mr. Bauer was appointed chairman of the board in December 2008. In February 2009, Mr. Bauer accepted the position as president and chief executive officer with the understanding that he would return to his consulting business at some time in the future. During his tenure as president and chief executive officer Mr. Bauer led the company’s restructuring, DigiLIBE product development and capital raising efforts. He relinquished his management responsibilities in October 2010 when Ehssan Taghizadeh was appointed president and chief executive officer. After today’s announcement, Mr. Bauer will return to his consulting business on a full time basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date: April 25, 2011

By: /s/ Ehssan Taghizadeh
Name: Ehssan Taghizadeh
Title: President/Chief Executive Officer